UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 9, 2023

Blue Dolphin Energy Company
(Exact name of registrant as specified in its charter)

Delaware	0-15905	73-1268729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Travis Street, Suite 2100

Houston, TX 77002

(Address of principal executive office and zip code)

(713) 568-4725

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BDCO	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2023, Blue Dolphin Pipe Line Company, a Delaware corporation (“BDPL”) and wholly owned subsidiary of Blue Dolphin Energy Company, and Lazarus Energy Holdings, LLC (“Note Holder”) entered into a Payment Agreement, pursuant to which Note Holder agreed to modify the payment terms of a Promissory Note dated August 15, 2016 (as subsequently amended, restated, supplemented, or modified, the “Note”). As of March 31, 2023, principal and accrued interest under the Note totaled $8,307,555 (the “Payoff Amount”). Pursuant to the Payment Agreement, BDPL will make interest-only monthly payments on the Note in the amount of $0.05 million beginning in May 2023, continuing on the fifteenth of each month through and including April 2025. Beginning in May 2025, BDPL agreed to make principal and interest monthly payments approximating $0.4 million through April 2027. Interest shall be incurred throughout the agreement term, including the interest-only payment period. Under the Payment Agreement, BDPL shall make aggregate payments to the Note totaling the Payoff Amount plus any unpaid accrued interest then outstanding. Effective May 9, 2023, interest accrues under the Note at 8.00% per year.

BDPL made a payment of $0.05 million to Note Holder on May 15, 2023. If BDPL continues to make payments as contemplated by the Payment Agreement, Note Holder has agreed to forbear from exercising any of its remedies under the Note related to existing defaults. If BDPL fails to make any payment under the Payment Agreement when due, and such failure continues for thirty (30) calendar days following the due date, Note Holder’s agreement to forbear shall terminate automatically without further act or action by Note Holder and Note Holder shall have the immediate right to exercise its rights and remedies under the Note or applicable law or in equity. In addition, as of the thirteenth calendar day following failure to make any payment, the modified payment and interest terms contemplated by this Payment Agreement shall be of no further force or effect and the terms of the Note as the date immediately prior to the date of the Payment Agreement shall again be applicable to BDPL and Note Holder.

The foregoing description of the Payment Agreement constitutes only a summary thereof and is qualified in its entirety by reference to the text thereof, which is attached hereto as Exhibit 10.1.

2

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Payment Agreement dated May 9, 2023 by and between Blue Dolphin Pipe Line Company and Lazarus Energy Holdings, LLC.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2023

Blue Dolphin Energy Company

/s/ JONATHAN P. CARROLL
Jonathan P. Carroll Chief Executive Officer, President, Assistant Treasurer and Secretary (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

4

Exhibit Index

10.1	Payment Agreement dated May 9, 2023 by and between Blue Dolphin Pipe Line Company and Lazarus Energy Holdings, LLC.

5